                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

       We consent to the incorporation by reference in Registration Statements (Form S-8 No. 2-68366, Form S-8 No. 33-60725, Form S-8 No. 33-60727, Form S-8
No. 333-13751, Form S-8 No. 333-19325, Form S-8 No. 333-70239, Form S-8 No.
33-27866, Form S-8 No. 333-56947, Form S-4 No. 33-55191, Form S-3 No. 33-02633,
Form S-3 No. 33-42027, Form S-3 No. 33-46325, Form S-3 No. 33-52121, and Form
S-3 No. 333-68211) of AMR Corporation, and in the related Prospectuses, of our reports dated January 16, 2001, except for Note 15, for which the date is March 19, 2001, with respect to the consolidated financial statements and schedule of AMR Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                        ERNST & YOUNG LLP

Dallas, Texas
March 22, 2001